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                                                                      EXHIBIT 21



                SUBSIDIARIES OF AMERISOURCE HEALTH CORPORATION

        As of December 1, 1998, the subsidiaries of AmeriSource Health Corporation, together with their respective jurisdictions of incorporation, were as follows:


        Subsidiary                     Jursidictions of Incorporation
        ----------                     ------------------------------

   AmeriSource Corporation                        Delaware